                                                                    Exhibit 10.3
                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made as of March 31, 1996, by and between Sovereign Specialty Chemicals, L.P., a Delaware limited partnership (the "Parent Partnership"), Sovereign Chemicals Corporation, a Delaware corporation (the "Company"), and the general partner of the Parent Partnership, and William T. Schram ("Executive").

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Employment. The Company and the Parent Partnership shall employ Executive, and Executive hereby accepts employment with the Company and the Parent Partnership, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

            2. Position and Duties.

            (a) During the Employment Period, Executive shall serve as the Chief Financial Officer of the Company and the Parent Partnership and shall have the normal duties, responsibilities and authority of the Chief Financial Officer, subject to the power of the Board of Directors of the Company (the "Board") to expand or limit such executive duties, responsibilities and authority and to override actions of the Chief Financial Officer. During the Employment Period, Executive shall render such administrative, financial and other executive and managerial services which are consistent with Executive's positions to the Company, the Parent Partnership and their Subsidiaries as the Board may from time to time direct.

            (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, the Parent Partnership and their Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

            3. Base Salary and Benefits.

            (a) During the Employment Period, the Parent Partnership shall pay to Executive a base salary equal to $100,000 (the "Base Salary") or such higher rate as the Board may designate from time to time. The Base Salary shall be payable in regular installments in accordance with the Company's and the Parent Partnership's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's and the Parent Partnership's employee benefit programs for which senior executive employees of the Company and the Parent Partnership are generally eligible, which programs shall include health and dental insurance coverage.

            (b) The Company and the Parent Partnership shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's and the Parent Partnership's requirements with respect to reporting and documentation of such expenses.

            (c) Within three months after the date hereof, the Company, the Parent Partnership and Executive shall in good faith develop a bonus plan applicable to Executive which shall provide for Executive to receive an annual bonus not exceeding 50% of his Base Salary for the year to which such annual bonus relates if the Parent Partnership and its Subsidiaries achieve specified financial measures established by the Board as part of its annual operating budget for a calendar year.

            4. Term.

            (a) Except as otherwise provided in the following sentence, the Employment Period shall end on the third anniversary of the date hereof; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or Disability and (ii) the Employment Period may be terminated by the Company and the Parent Partnership at any time prior to such date for Cause (as defined below) or without Cause. The Employment Period shall be automatically renewed and extended for successive one year terms beginning on the third anniversary of the date hereof and on each anniversary date thereafter unless the Company and the Parent Partnership or Executive receives within six months prior to such anniversary date written notice of an election not to renew the Employment Period as of such anniversary date.

            (b) If the Employment Period is terminated as a result of a nonrenewal pursuant to paragraph 4(a) above, by the Company and the Parent Partnership without Cause or with Performance Shortfall Cause or by Executive with or without Good Reason, Executive shall be entitled to receive his Base Salary, payable in accordance with the Company's and the Parent Partnership's normal payroll practices, and to continue to participate in the Company's and the Parent Partnership's health, insurance and disability plans and programs during the Noncompete Period, if any; provided that Executive shall be entitled to receive such compensation and benefits during the Noncompete Period if and only if Executive has complied with and continues to comply with the provisions of paragraphs 5, 6 and 7 hereof. The amounts payable pursuant to this paragraph 4(b) shall be reduced by the amount of any compensation Executive earns with respect to any other employment during the Noncompete Period. Upon reasonable request from time to time, Executive shall furnish the Company and the Parent Partnership with a true and complete certificate specifying any such compensation due to or received by him during the Noncompete Period.

            (c) If the Employment Period is terminated by the Company and the Parent Partnership for Cause (other than Performance Shortfall Cause) or as a result of Executive's death or Disability, Executive shall be entitled to receive his Base Salary through the date of termination and accrued but unpaid vacation in accordance with the policy of the Company and the Parent Partnership and to continue to participate in the Company's health, insurance and disability plans and programs through the date of termination and thereafter only to the extent permitted under the terms of such plans and programs.

            (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, employee benefits, fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. The Company, the Parent Partnership and their Subsidiaries may offset any loans, cash advances or fixed amounts which Executive owes the Company, the Parent Partnership or their Subsidiaries against any amounts it owes Executive.

            5. Trade Secret Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and the Parent Partnership concerning the business or affairs of the Company, the Parent Partnership or any of their Subsidiaries which the Company, the Parent Partnership or any such Subsidiary considers to be confidential and which is proprietary to the Company, the Parent Partnership or any such Subsidiary ("Trade Secret Information") are the property of the Company, the Parent Partnership or any such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized Person (except (i) to any entity which shall succeed to the business of the Company, the Parent Partnership or any such Subsidiary, (ii) as may be required in the regular course of business of the Company, the Parent Partnership or any such Subsidiary or (iii) as required by law) or use for his own purposes any Trade Secret Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons knowledgeable in the Company's industry other than as a result of Executive's acts or omissions which constitute a breach hereof. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Trade Secret Information, Work Product (as defined below) or the business of the Company, the Parent Partnership or any such Subsidiary which he may then possess or have under his control.

            6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the Company's, the Parent Partnership's or any of their Subsidiaries' actual or anticipated business, research and development or existing or future products or services or (ii) result from any work performed by Executive for the Company, the Parent Partnership and their Subsidiaries, and which are conceived, developed or made by Executive while employed by the Company and the Parent Partnership ("Work Product") belong to the Company, the Parent Partnership or such Subsidiaries; provided that this

Section of this Agreement regarding the Company's, the Parent Partnership's and their Subsidiaries' ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company, the Parent Partnership or any of their Subsidiaries was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company, the Parent Partnership or any of their Subsidiaries or to the Company's, the Parent Partnership's or any of their Subsidiaries' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company, the Parent Partnership or any of their Subsidiaries. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

            7. Non-Compete, Non-Solicitation.

            (a) In further consideration of the compensation to be paid to Executive hereunder and his exposure to or involvement in the Trade Secret Information, Executive acknowledges that in the course of his employment with the Company and the Parent Partnership, he shall become familiar with trade secrets and other Trade Secret Information concerning the Company, the Parent Partnership and their Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company, the Parent Partnership and their Subsidiaries. Therefore, Executive agrees that, during the Noncompete Period, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, the Parent Partnership or their Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any states or geographical regions in which the Company, the Parent Partnership or their Subsidiaries engage or plan to engage in such businesses on the date of the termination of Executive's employment; provided that nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

            (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, the Parent Partnership or any of their Subsidiaries to leave the employ of the Company, the Parent Partnership or such Subsidiaries, or in any way interfere with the relationship between the Company, the Parent Partnership or any of their Subsidiaries and any employee thereof, (ii) hire any person who was a management employee of the Company, the Parent Partnership or any of their Subsidiaries at any time during the one year period prior to the termination of the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company, the Parent Partnership or any of their Subsidiaries to cease doing business with the Company, the Parent Partnership or such Subsidiaries, or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, the Parent Partnership or any of their Subsidiaries (including, without limitation, making any negative statements or communications about the Company, the Parent Partnership or their Subsidiaries).

            (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 7 are reasonable.

            (d) In the event of any breach or threatened breach by Executive of any of the provisions of this paragraph 7, the Company, the Parent Partnership and their Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

            8. Executive's Representations. Executive hereby represents and warrants to the Company and the Parent Partnership that (i) the execution, delivery and performance by Executive of this Agreement, the Investors Agreement and all other agreements contemplated hereby and thereby to which Executive is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (or if a party to such an agreement, Executive has disclosed the material terms thereof to the Board prior to the execution hereof and promptly after the date hereof shall deliver a copy of such agreement to the Board), and (iii) upon the execution and delivery of this Agreement by the Company and the Parent Partnership, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that (i) he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein and (ii) subject to change by the Board at any time, the Company's and the Parent Partnership's headquarters are in, and substantially all of the services to be performed by Executive for the Company, the Parent Partnership and their Subsidiaries shall be performed in, the State of Illinois.

            9. Definitions.

            "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company, the Parent Partnership or any of their Subsidiaries, (ii) conduct which brings the Company, the Parent Partnership or any of their Subsidiaries into substantial public disgrace or disrepute (including abuse of drugs or alcohol), (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company, the Parent Partnership or any of their Subsidiaries, (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive or (vi) for purposes of this Agreement only, a Performance Shortfall (clause (vi) of this definition being "Performance Shortfall Cause"); provided that a termination of Executive's employment by the Company and the Parent Partnership shall not be deemed a termination for Cause unless and until (A) in the case of a termination pursuant to any one or more of clauses (i) through (v) above, there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for Executive to be heard before the Board) finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in any one or more of such clauses (B) in the case of a termination pursuant to clause (vi) above, Executive shall have been given written notice thereof not more than 60 days following the date that EBITDA was finally determined for the applicable period.

            "Disability" means Executive's inability, because of injury, illness or other incapacity to perform the services to the Company, the Parent Partnership or their Subsidiaries contemplated hereby (as determined by the Board in its good faith judgment) for a continuous period of 90 days or for 120 days out of a continuous period of 360 days. Such Disability shall be deemed to have occurred on the 90th consecutive day or the 120th day within the specified period, as applicable.

            "EBITDA" means, for any period, the net income of the Parent Partnership and its Subsidiaries for any such period plus the amount deducted (or in the case of extraordinary gains, minus any amount added) in the computation thereof for (i) all federal, state and local income taxes, (ii) interest expense, (iii) any extraordinary gains or losses, (iv) management fees and corporate overhead of the Parent Partnership, (v) depreciation and (vi) amortization of goodwill and other intangibles, determined in accordance with generally accepted accounting principles consistently applied. For purposes of this Agreement, EBITDA shall be determined from the audited financial statements of the Parent Partnership and its Subsidiaries for such period (or, if audited financial statements are unavailable for such period, from the financial statements of the Parent Partnership and its Subsidiaries delivered to the limited partners of the Parent Partnership pursuant to Section 7.3 of the Partnership Agreement, which statements shall be reviewed at the election of either the First Chicago Investors or Executive by the Parent Partnership's independent public accountants) and the components of EBITDA contained in the financial statements shall be conclusive and binding upon the parties.

            "Executive Securities Agreement" means the Executive Securities Agreement, dated as of the date hereof, between the Parent Partnership, the Company and Executive.

            "First Chicago Investors" has the meaning set forth in the Investors Agreement.

            "Forecasted EBITDA" means (i) with respect to the last three calendar quarters in calendar year 1996 and the first calendar quarter in calendar year 1997, the amounts set forth below and (ii) with respect to each calendar quarter thereafter, amounts to be determined in good faith by the Company's board of directors from time to time, which amounts shall be based upon the Parent Partnership's annual budget:

Second calendar quarter in calendar
year  1996                                                        $940,000
                                                                   -------

Third calendar quarter in calendar
year 1996                                                         $908,000
                                                                   -------

Fourth calendar quarter in calendar
year 1996                                                         $895,000
                                                                   -------

First calendar quarter in calendar year 1997                    $1,096,000
                                                                 ---------

In the event that the Parent Partnership or any of its Subsidiaries acquires a company or business through merger, stock purchase, asset purchase or otherwise, or disposes of any operating unit, during the Employment Period, the amounts set forth above with respect to the quarter during which the transaction occurs and all subsequent quarters shall be equitably adjusted to reflect such acquisition or disposition, as reasonably determined in good faith by the Board and the Chief Executive Officer of the Company.

            "Good Reason" means (i) a Qualified Sale of the Parent Partnership (as defined in the Investors Agreement), (ii) a Qualified Sale of the Company (as defined in the Investors Agreement), (iii) the time at which the First Chicago Investors and their Permitted Transferees own less than 25% of the Common Units originally purchased by the First Chicago Investors under the Partnership Unit Purchase Agreement, (iv) the removal without Cause of Executive as the Chief Financial Officer of the Company or the Parent Partnership, or its imposition upon him of substantial additional or different duties which are inconsistent with such position, (v) either the reduction of Executive's salary or a material reduction of other benefits under any employee benefit plan, program or arrangement of the Company and the Parent Partnership (other than a change that affects all senior executives of the Company and the Parent Partnership) from the level in effect upon Executive's commencement of participation therein, (vi) the relocation of the executive offices of the Company or the Parent Partnership from the Chicago, Illinois metropolitan area or (vii) the failure by the First Chicago Investors to purchase Additional Preferred Units or Additional Preferred Stock as and when required under the Partnership Unit Purchase Agreement and the Stock Purchase Agreement, respectively.

            "Investors Agreement" means that certain Investors Agreement, dated as of the date hereof, by and among the Parent Partnership, the Company and certain partners and stockholders thereof, as amended or modified from time to time.

            "Noncompete Period" means the Employment Period and (i) in the case of a nonrenewal of the Employment Period pursuant to paragraph 4(a) hereof or a termination of the Employment Period by Executive with Good Reason or by the Company and the Parent Partnership without Cause or with Performance Shortfall Cause, a period of time, to be determined by the Company's board of directors in its sole discretion within 30 days after such nonrenewal or termination, of no less than one additional year and no more than two additional years thereafter,
(ii) in the case of a termination of the Employment Period by Executive without Good Reason, a period of time, to be determined by the Company's board of directors in its sole discretion within 30 days after such termination, of no more than two additional years thereafter, (iii) in the case of a termination of the Employment Period by the Company and the Parent Partnership with Cause (other than Performance Shortfall Cause), two additional years thereafter and
(iv) in the case of a termination of the Employment Period as a result of Executive's Disability, one additional year thereafter.


            "Partnership Agreement" means that certain Agreement of Limited Partnership of Sovereign Specialty Chemicals, L.P., decided as of the date hereof, by and among the Company, as general partner, and the limited partners listed on Schedule I attached thereto, as amended and modified from time to time.

            "Partnership Unit Purchase Agreement" means the Partnership Unit Purchase Agreement, dated as of the date hereof, among the Parent Partnership and the Purchasers listed therein.

            "Performance Shortfall" means, with respect to any four consecutive calendar quarters beginning with the four-quarter period consisting of the last three calendar quarter of 1996 and the first calendar quarter of 1997, the aggregate EBITDA for such quarters is less than 70% of the aggregate Forecasted EBITDA for such quarters.

            "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers listed therein.

            "Subsidiaries" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or entity or one or more Subsidiaries of such person or entity or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            10. Survival. Paragraphs 4 through 18 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

            11. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated below:

            Notices to Executive:

            William T. Schram
            444 Parkside
            Elmhurst, IL  60126

            with copies to:

            Notices to the Company and the Parent Partnership:

            Sovereign Chemicals Corporation
            Suite 2200
            225 West Washington Street
            Chicago, Illinois  60606
            Attn: Chief Executive Officer
            with copies to:

            First Capital Corporation of Chicago
            Three First National Plaza, Suite 1210
            Chicago, IL 60670
            Attn: Carol E. Bramson

                  and

            Waud Capital Partners, L.L.C.
            Suite 103
            560 Oakwood Avenue
            Lake Forest, Illinois  60045
            Attn: Reeve B. Waud

                  and

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, IL 60601
            Attn: Edward T. Swan
                  Gary R. Silverman

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if mailed, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

            12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            13. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

            15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company, the Parent Partnership and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company and the Parent Partnership.

            17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

            18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company, the Parent Partnership and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                    SOVEREIGN CHEMICALS CORPORATION


                                    By  /s/ Robert B. Covalt
                                        ---------------------------
                                    Its C.E.O.
                                        ---------------------------

                                    SOVEREIGN SPECIALTY CHEMICALS, L.P.

                                    By    Sovereign Chemicals Corporation
                                    Its   General Partner


                                    By  /s/ Robert B. Covalt
                                        ---------------------------
                                    Its C.E.O.
                                        ---------------------------


                                    /s/ William T. Schram
                                    ---------------------------
                                    WILLIAM T. SCHRAM



                                     - 13 -